Exhibit 23.1

Consent of Ernst & Young LLP,
Independent Auditors

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-80001, 333-39006, 333-86342-16) of Federal Express Corporation and in the related Prospectuses, of our reports dated June 24, 2002, with respect to the consolidated financial statements and schedule of Federal Express Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2002.

/s/    ERNST & YOUNG LLP

July 23, 2002
Memphis, Tennessee